Exhibit 10(b)
                                                                   to Form 10-K



                                    Amendment
                                     to the
                          A. P. Green Industries, Inc.
                          1987 Long-Term Incentive Plan


The A. P. Green Industries, Inc. 1987 Long-Term Incentive Plan (the "Plan") is hereby amended as follows:

1. Section Six of the Plan is hereby amended by deleting the second sentence thereof in its entirety and inserting in lieu thereof the following:

         Said purchase price may be paid (i) by check, or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that whole number of shares of Common Stock having an aggregate fair market value on the date of exercise at least equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement.

This amendment was adopted by the Compensation and Organization Committee of the Board of Directors at its meeting held on August 13, 1997.